                                                             Exhibit (d)(1)(vii)

     FORM OF NOVATION OF AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

         This Novation Agreement is entered into this 30th day of September, 2002 by and among Allianz Dresdner Asset Management of America L.P. (formerly PIMCO Advisors L.P.) ("ADAM"), a Delaware limited partnership, PIMCO Funds:
Multi-Manager Series (the "Trust"), a Massachusetts business trust, and PIMCO Funds Advisors LLC ("PFA"), a Delaware limited liability company.

         WHEREAS, pursuant to an Amended and Restated Investment Advisory Agreement dated May 5, 2000 (as from time to time amended or supplemented, the "Advisory Agreement"), the Trust has retained ADAM to provide investment advisory services to the Trust's series described in the Advisory Agreement (the "Funds");

         WHEREAS, ADAM and PFA are registered with the SEC as investment advisors under the Investment Advisers Act of 1940 and the rules and regulations thereunder, as amended from time to time;

         WHEREAS, the Trust and ADAM desire that ADAM be replaced as the Funds' investment advisor by PFA in a transaction which does not result in a change of actual control or management in accordance with Rule 2a-6 of the Investment Company Act of 1940 (the "1940 Act"); and

         WHEREAS, ADAM desires to affect a novation of the Advisory Agreement so that PFA is substituted for ADAM as a party to such agreement and ADAM is released from its obligations under such agreement, PFA desires to accept the novation thereof, and the Trust desires to consent to such novation;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         1. Novation and Acceptance. Subject to the terms and conditions contained herein, ADAM hereby affects a novation of the Advisory Agreement to substitute PFA for ADAM as party to such agreement (the "Novation"), the Trust hereby consents to such Novation and hereby releases ADAM from all of its duties and obligations under the Advisory Agreement, and PFA hereby accepts the Novation and hereby releases ADAM from all of its duties and obligations under the Advisory Agreement and assumes all rights, duties and obligations of ADAM under such agreement. Any procedures established from time to time by agreement between ADAM and the Trust shall be assigned to PFA, subject to the terms and conditions contained herein and subject to amendment by mutual agreement of PFA and the Trust.

         2. Term. The Novation shall become effective on the date hereof and shall extend for so long as the terms specified in Section 11 of the Advisory Agreement are satisfied or until terminated in accordance with said Section 11.

         3. Termination of Portfolio Management Agreement. In connection with the Novation, ADAM and PFA agree that the Portfolio Management Agreement dated November 1,

2000 between ADAM and PFA (formerly PIMCO/Allianz International Advisors LLC) shall be terminated effective upon the effectiveness of the Novation.

         4. No Termination. The parties agree that the Novation shall not constitute an "assignment" of the Advisory Agreement for purposes of Section 11 of the Advisory Agreement or the 1940 Act, and that the Advisory Agreement, as so novated, shall remain in full force and effect after the Novation.

         [The remainder of this page has been intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Novation Agreement to be executed as of the day and year first above written.

                                                     ALLIANZ DRESDNER
                                                     ASSET MANAGEMENT
                                                     OF AMERICA L.P.


                                                     By:______________________
                                                     Name:
                                                     Title:


                                                     PIMCO FUNDS:  MULTI-MANAGER
                                                     SERIES


                                                     By:______________________
                                                     Name:
                                                     Title:


                                                     PIMCO FUNDS ADVISORS LLC


                                                     By:______________________
                                                     Name:
                                                     Title: